http://schemas.microsoft.com/office/word/2003/wordml2450SUB-ITEM 77H

As of 4/30/11, the following persons or entities own 25% or more of MFS Commodity Strategy Fund's voting securities:

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PERSON/ENTITY                         FUND                      PERCENTAGE
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MFS GROWTH ALLOCATION FUND              CMS                       39.63
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MFS MODERATE ALLOCATION FUND            CMS                       28.77
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